Exhibit 99.1

For Immediate Release

ReWalk Robotics Reports Third Quarter 2017 Financial Results
-- 24% YOY growth in Q3 revenue to $1.7 million –

-- Coverage allowed by DGUV and Barmer in Germany of ReWalk personal devices --

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, November 2, 2017 – ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or “the Company”) today announced its financial results for the three- and nine-month periods ended September 30, 2017.

Highlights of and subsequent to the third quarter include:

•	Revenues grew 24% to $1.7 million and 46% to $6.2 million for the three and nine months ended September 30, 2017, respectively, compared to revenues of $1.4 million and $4.3 million for the three- and nine-months ended September 30, 2016, respectively;

•	Placed 16 and 84 units during the three and nine months ended September 30, 2017, respectively, compared to 23 and 80 units during the three and nine months ended September 30, 2016, respectively. An additional eight previously rented units converted to sales during the quarter;

•	Secured seven favorable commercial insurance coverage decisions;
•	Increased pending insurance claims to 218 in the U.S. and Germany, as of September 30, 2017, compared to 149 as of the end of the prior year period;

•	Positive reimbursement determinations made in Germany by DGUV, a social accident insurance provider, and Barmer, a national social health insurance provider, for the ReWalk Personal device, to provide insurance coverage on a case-by-case basis to all qualifying beneficiaries; and
•	Completed critical design review processes and began the pre-clinical testing of the Restore lightweight soft-exosuit base design in preparation for a prospective clinical study and eventual commercialization of an initial indication designed for stroke patients.

“Our business continues to deliver year over year growth as we focus on advancing our key initiatives including insurance reimbursement coverage for the ReWalk Personal device and progressing our innovative soft suit exoskeleton technology, the Restore, designed for individuals who experienced a stroke. We view the Restore system as a platform technology which we believe has significant applications beyond stroke in potentially treating multiple sclerosis, Parkinson’s disease, and other lower limb disabilities,” stated Larry Jasinski, Chief Executive Officer.

“We have begun pre-clinical testing of the Restore system to study its safety and use in the rehabilitation setting for the mobility needs of stroke patients. We are targeting a clinical trial with the Restore system to begin in early 2018 and aim to commercialize the system for use by stroke patients in Europe in late 2018, followed by the United States in late 2018 or early 2019, subject to the timing and receipt of CE mark and Food and Drug Administration clearance,” he added.

Third Quarter 2017 Financial Results

Total revenue was $1.7 million for the third quarter of 2017, an increase of 24% compared with $1.4 million in the third quarter of 2016. 16 ReWalk units were placed during the third quarter, compared with 23 ReWalk systems placed in the prior year period, of which 10 were placed in the U.S., three in Europe, and three with distributors. An additional 8 rental units from previous periods converted to purchases. For the first three quarters of 2017, a total of 19 rental units converted to sales.

Gross margin improved to 41% during the third quarter of 2017 compared to 21% in the prior year period, primarily attributable to sales mix, an increase in the conversion of rental units to purchases, and lower product costs.

ReWalk Robotics Reports Third Quarter 2017 Financial Results

Total operating expenses in the third quarter of 2017 were $6.1 million compared with $7.7 million in the third quarter of 2016. Operating expenses in the third quarter of 2017 reflect initiatives to reduce spending announced earlier in 2017.

Net loss was $5.8 million for the third quarter of 2017 compared with a net loss of $7.9 million in the prior year quarter. Non-GAAP net loss for the third quarter was $4.8 million compared with a non-GAAP net loss of $6.7 million in the third quarter of 2016.*

*A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

ReWalk ended the third quarter of 2017 with $12.9 million in cash and cash equivalents.

Conference Call

ReWalk management will host its third quarter conference call as follows:

Date		November 2, 2017
Time		8:30 AM EDT
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 45 78 77
	Access code:	4999768
Webcast (live and archive)		www.rewalk.com under the “Investors” section.

A telephone replay will be available shortly after the completion of the call for two weeks at (855) 859-2056 (U.S.) or (404) 537-3406 (International). The passcode for the replay is 4999768.

About ReWalk Robotics Ltd.
ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

ReWalk Robotics Reports Third Quarter 2017 Financial Results

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management for the financial statements for the third quarter of 2017 and for fiscal 2016, and the opinion of ReWalk’s auditors in their report on the Company’s financial statements for fiscal 2016, that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering;  ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; ReWalk’s ability to use effectively the proceeds of offerings of securities; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; ReWalk’s ability to comply with the continued listing requirements of the NASDAQ Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended, filed with the U.S. Securities and Exchange Commission and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP net loss is helpful to its investors. This measure is not prepared in accordance with GAAP.

For the three- and nine-months ended September 30, 2017 and 2016, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

ReWalk Robotics Reports Third Quarter 2017 Financial Results

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP net loss that excludes non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. This non-GAAP financial measure is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. Non-GAAP net loss is not a measure of the Company’s financial performance under U.S. GAAP, and should not be considered as an alternative to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures in general, because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees. ReWalk urges investors to review the below reconciliation of the Company’s non-GAAP net loss to net loss, the comparable GAAP financial measure, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Media Contact:

Jennifer Wlach

Senior Vice President

Mercury LLC

T: 202-261-4000

E: jwlach@mercuryllc.com

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ReWalk Robotics Reports Third Quarter 2017 Financial Results

ReWalk Robotics Ltd.
Condensed Consolidated Statements of Operations
In thousands except per share data
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue	$1,732	$1,400	$6,238	$4,278
Cost of revenues	1,024	1,110	3,740	3,410
Gross profit	708	290	2,498	868
Operating expenses:
Research and development, net	1,618	1,968	4,433	6,737
Sales and marketing	2,637	3,774	8,643	10,577
General and administration	1,805	1,951	5,796	5,960
Total operating expenses	6,060	7,693	18,872	23,274
Operating loss	(5,352)	(7,403)	(16,374)	(22,406)
Loss on extinguishment of debt	-	-	313	-
Financial expenses, net	479	508	1,843	1,514
Loss before income taxes	(5,831)	(7,911)	(18,530)	(23,920)
Income taxes	15	9	25	39
Net loss	$(5,846)	$(7,920)	$(18,555)	$(23,959)
Net loss per ordinary share, basic and diluted	$(0.27)	$(0.62)	$(1.00)	$(1.92)
Weighted average shares outstanding, basic and diluted	21,660,757	12,759,887	18,463,444	12,495,433

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(5,846)	$(7,920)	$(18,555)	$(23,959)
Non-cash share based compensation expense	899	915	2,597	2,458
Depreciation	159	176	516	503
Non-cash financial expenses	21	173	400	495
Non-GAAP net loss	$(4,767)	$(6,656)	$(15,042)	$(20,503)

ReWalk Robotics Reports Third Quarter 2017 Financial Results

ReWalk Robotics Ltd.
Condensed Consolidated Balance Sheets
In thousands

	September 30,	December 31,
	2017	2016
Assets	Unaudited	Audited
Current assets
Cash & cash equivalents	$12,928	$23,678
Trade receivable, net	1,265	1,254
Prepaid expenses and other current assets	1,703	1,291
Inventory	3,500	3,264
Total current assets	19,396	29,487
Other long-term assets	1,182	1,018
Property and equipment, net	906	1,258
Total assets	$21,484	$31,763
Liabilities and equity
Current liabilities
Current maturities of long term loan	$5,663	$7,495
Trade payables	2,426	3,424
Other current liabilities	1,528	1,479
Total current liabilities	9,617	12,398

Long term loan, net of current maturities	10,003	10,518
Other long-term liabilities	524	587
Shareholders' equity	1,340	8,260
Total liabilities and equity	$21,484	$31,763

ReWalk Robotics Reports Third Quarter 2017 Financial Results

ReWalk Robotics Ltd.
Condensed Consolidated Statements of Cash Flows
In thousands
(unaudited)

	Nine Months Ended
	September 30,
	2017	2016

Net cash used in operating activities	$(17,072)	$(20,200)

Net cash used in investing activities	(19)	(408)

Net cash provided by financing activities	6,341	15,138
Decrease in cash and cash equivalents	(10,750)	(5,470)
Cash and cash equivalents at beginning of period	23,678	17,869
Cash and cash equivalents at end of period	$12,928	$12,399

ReWalk Robotics Ltd.
Revenue and Units Placed by Region and Product
In thousands except units
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue:
United States	$801	$710	$4,242	$2,976
Europe	931	404	1,996	908
Asia Pacific	-	286	-	394
Total Revenue	$1,732	$1,400	$6,238	$4,278

Units Placed:
United States	10	12	53	51
Europe	6	5	31	20
Asia Pacific	-	6	-	9
Israel
Israel	-	-	-	-
Total Units Placed	16	23	84	80

Revenue:
Personal units revenue	$1,707	$1,250	$6,033	$3,929
Rehabilitation units revenue	25	150	205	349
Total Revenue	$1,732	$1,400	$6,238	$4,278

Units Placed:
Personal units placed	15	20	81	75
Rehabilitation units placed	1	3	3	5
Total Units Placed	16	23	84	80